                                                                  EXHIBIT 12
GENERAL MOTORS CORPORATION                    COMPUTATION OF RATIOS EARNINGS
AND SUBSIDIARIES                               TO COMBINED FIXED CHARGES AND
                                                   PREFERRED STOCK DIVIDENDS

                                               Three Months Ended March 31,
                                              --------------------------------
                                                     1997            1996
                                              --------------------------------
                                                   (Dollars in Millions)


Income from continuing operations               $1,796             $800
Income taxes                                       989              433
Equity in income of associates                     (44)             (28)
Cash dividends received from
  associates                                         1                2
Amortization of capitalized interest                14               14
                                                ------            -----

Income from continuing operations before
  income taxes, undistributed income of
  associates, and amortization of
  capitalized interest                           2,756            1,221
                                                 -----            -----

Fixed charges included in income from
  continuing operations
Interest and related charges on debt             1,445            1,422
Portion of rentals deemed to be
  interest                                          72               64
                                                 -----            -----

    Total fixed charges included in
       income from continuing operations         1,517            1,486
                                                 -----            -----

Earnings available for combined fixed
  charges and preferred stock dividends         $4,273           $2,707
                                                 =====            =====


Combined fixed charges and preferred
  stock dividends
    Fixed charges included in income
      from continuing operations                $1,517           $1,486
    Interest capitalized in the period              15                7
    Preferred stock dividend requirements (1)       25               28
                                                ------           ------
       Total combined fixed charges and
          preferred stock dividends             $1,557           $1,521
                                                ======           ======
Ratios of earnings to combined fixed charges
  and preferred stock dividends                   2.74             1.78
                                                ======           ======

See notes on Page 3

GENERAL MOTORS CORPORATION                                            EXHIBIT 12
AND SUBSIDIARIES                               COMPUTATION OF RATIOS OF EARNINGS
                                                   TO COMBINED FIXED CHARGES AND
                                           PREFERRED STOCK DIVIDENDS - CONTINUED


                                                                Years ended December 31,
                                                              --------------------------
                                                                1996    1995     1994
                                                              -------  -------  --------
                                                                (Dollars in Millions)

Income from continuing operations before cumulative
  effect of accounting changes                                  $4,953   $6,033   $4,866
Income taxes                                                     1,723    2,316    2,232
Equity in income of associates                                    (107)    (216)     (48)
Cash dividends received from associates                             48       16       10
Amortization of capitalized interest                                54       51       50
                                                               -------  -------  -------

Income from continuing operations before cumulative
  effect of accounting changes, income taxes,
  undistributed income of associates, and
  amortization of capitalized interest                           6,671    8,200    7,110
                                                               -------  -------  -------

Fixed charges included in income from continuing
  operations
  Interest and related charges on debt                           5,673    5,557    4,984
  Portion of rentals deemed to be interest                         287      256      288
                                                               -------  -------  -------
    Total fixed charges included in income from continuing
      operations                                                 5,960    5,813    5,272
                                                               -------  -------  -------

Earnings available for combined fixed charges and preferred
  stock dividends                                              $12,631  $14,013  $12,382
                                                               =======  =======  =======
Combined fixed charges and preferred stock dividends
  Fixed charges included in income from continuing
    operations                                                  $5,960   $5,813   $5,272
  Interest capitalized in the period                                49       50       33
  Preferred stock dividend requirement (1)                         101      498      475
                                                               -------  -------  -------
      Total combined fixed charges and preferred stock
        dividends                                               $6,110   $6,361   $5,780
                                                               =======  =======  =======

Ratios of earnings to combined fixed charges and preferred
  stock dividends                                                 2.07     2.20     2.14
                                                                  ====     ====     ====


See notes on page 3.

GENERAL MOTORS CORPORATION                                            EXHIBIT 12
AND SUBSIDIARIES                               COMPUTATION OF RATIOS OF EARNINGS
                                                   TO COMBINED FIXED CHARGES AND
                                           PREFERRED STOCK DIVIDENDS - CONCLUDED


                                                        Years Ended December 31,
                                                        ------------------------
                                                          1993           1992
                                                        ----------     ---------
                                                          (Dollars in Millions)
Income (loss) from continuing operations before
  cumulative effect of accounting changes               $ 1,777      $ (3,222)
Income taxes                                               (298)       (1,078)
Equity in income of associates                               11           214
Cash dividends received from
  associates                                                  5             5
Amortization of capitalized interest                         55            43
                                                        -------      --------
Income (loss) from continuing operations before
  cumulative effect of accounting changes,
  income taxes, undistributed income
  of associates, and amortization
  of capitalized interest                                 1,550        (4,038)
                                                        -------       -------

Fixed charges included in income (loss) from
  continuing operations
  Interest and related charges on debt                    5,517         6,930
  Portion of rentals deemed to be
    interest                                                270           255
                                                        -------       -------

      Total fixed charges included in
        income (loss) from continuing operations          5,787         7,185
                                                        -------       -------

Earnings available for combined fixed charges
  and preferred stock dividends                         $ 7,337       $ 3,147
                                                        =======       =======

Combined fixed charges and preferred
  stock dividends
    Fixed charges included in income (loss)
      from continuing operations                        $ 5,787       $ 7,185
    Interest capitalized in the period                       39            26
    Preferred stock dividend requirements (1)               253           446
                                                        -------       -------

      Total combined fixed charges and
        preferred stock dividends                       $ 6,079       $ 7,657
                                                        =======       =======

Ratios of earnings to combined fixed charges
  and preferred stock dividends                            1.21            - (2)
                                                           ====          ====

(1) Represents the pretax earnings required to cover the requirements of preference and preferred stocks, as applicable.
(2) Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $4,510 million in 1992.


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